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Exhibit 10.18

EXCLUSIVE LICENSE AGREEMENT

BETWEEN

THE UNIVERSITY OF ARIZONA

AND

PROLX PHARMACEUTICALS CORPORATION

        Effective as of 29 day of July, 2004 ("Effective Date"), the Arizona Board of Regents on behalf of the University of Arizona, having its principal offices in Tucson, Arizona 85721 (the "LICENSOR"), and PROLX PHARMACEUTICALS CORPORATION, having a principal place of business at 221 E. Sixth Street, Tucson, Arizona 85705 ("LICENSEE"), agree as follows:

1. BACKGROUND

        1.1   An Interinstitutional Agreement, effective September 28, 2002, between and among the Arizona Board of Regents on behalf of the University of Arizona, the University of Pittsburgh of the Commonwealth System of Higher Education, and The Burnham Institute grants to the LICENSOR the right to administer and commercialize through licensing the Technical Information and Licensed Patents, as described in section 1.2 below.

        1.2   The LICENSOR wishes to exercise its right to administer and license valuable intangible property rights in the technologies described in:

    1.2.1
    U.S. Patent No. 5,378,725, issued January 3, 1995 as described in UA Case # 94-030 and entitled "Inhibition of phosphatidylinositol 3-kinase with wortmannin and analogs thereof, assigned to the Arizona Board of Regents and Eli Lilly and Company;

    1.2.2
    U.S. Provisional Patent Application Serial Number 60/322,143, filed September 14, 2001, as described in UA Case # 02-049 and entitled "Device and method for treating restenosis;"

    1.2.3
    U.S. Provisional Patent Application Serial Number 60/322,139, filed September 14, 2001, as described in UA Case # 02-050 and entitled "Inhibition of Phosphatidylinositol 3-kinase with wortmannin analogs;"

    1.2.4
    U.S. Patent No. 6,703,414, issued March 9, 2004 as described in UA Case # 02-049 entitled "Device and Method for Treating Restenosis;"

    1.2.5
    PCT Application No. US03/28920 filed September 15, 2003 as described in UA Case # 02-049 entitled "Device and Method for Treating Restenosis;"

    1.2.6
    U.S. Application Serial No. 10/245,779 filed September 16, 2002 as described in UA Case # 02-050 and entitled "Wortmannin Analogs and Methods of Using Same;"

    1.2.7
    PCT Application No. US02/29635 filed September 16, 2002 as described in UA Case # 02-050 and entitled "Wortmannin Analogs and Methods of Using Same;"

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    1.2.8
    EP Application No. 02766286.5 filed September 16, 2002 as described in UA Case # 02-050 and entitled "Wortmannin Analogs and Methods of Using Same;"

    1.2.9
    Japan Application No. 504100813 filed March 15, 2004 as described in UA Case # 02-050 and entitled "Wortmannin Analogs and Methods of Using Same;"

    1.2.10
    Mexico Application No.                        filed March 15, 2004 as described in UA Case # 02-050 and entitled "Wortmannin Analogs and Methods of Using Same;"

    1.2.11
    Australia Application No. 2002330029 filed September 16, 2002 as described in UA Case # 02-050 and entitled "Wortmannin Analogs and Methods of Using Same;" and

    1.2.12
    Canada Application No.                        filed March 12, 2004 as described in UA Case # 02-050 and entitled "Wortmannin Analogs and Methods of Using Same;"

        1.3   The LICENSEE wishes to acquire an Exclusive license from LICENSOR for the purpose of undertaking development, to manufacture, use, import and sell products incorporating said Technology and the LICENSOR is willing to grant such an exclusive license in order to have the Technology developed into products and marketed at the earliest possible time for use and benefit to the public and the LICENSOR.

2. DEFINITIONS

        2.1   "Exclusive" means that, subject to certain rights to the United States Government, LICENSOR has not granted and shall not grant further licenses under the Licensed Patents so long as this Agreement is in effect, and shall not make or have made Licensed Products for use by third parties for commercial use nor sell or offer to sell Licensed Products to third parties for commercial use.

        2.2   "First Commercial Sale" means the first sale of a Licensed Product at an arms length transaction with a third party unaffiliated with any party to this Agreement.

        2.3   "Licensed Application(s)" means the applications identified in Section 1.2 and any U.S. or foreign patent applications and equivalents thereto that claim priority therefrom and claim Technology, including any continuations, divisions, confirmations, substitutions, registrations, revalidations, additions, extensions, re-examination certificates, supplementary protection certificates and reissues thereof, but excluding continuations-in-part, unless priority to such applications or patents is perfected.

        2.4   "Licensed Patent(s)" means the patents identified in Section 1.2 and any U.S. or foreign patents issued or granted from the Licensed Applications and any and all existing or future foreign counterparts of the patents listed in Section 1.2 or of patents issued or granted from the Licensed Applications that claim priority therefrom and claim Technology, including any continuations, divisions, confirmations, substitutions, registrations, revalidations, additions, extensions, re-examination certificates, supplementary protection certificates and reissues thereof, but excluding continuations-in-part, unless priority to such applications or patents is perfected.

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        2.5   "Licensed Product(s)" means any compound, product or part thereof, device, kit, method or service for which the manufacture, use, import or sale is covered by a valid claim of an issued, unexpired Licensed Patent(s). A claim of an issued, unexpired Licensed Patent(s) shall be presumed to be valid unless and until it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken.

        2.6   "LICENSEE" is understood to include ProlX Pharmaceuticals Corporation and any and all of its Affiliates. An Affiliate of LICENSEE shall mean any corporation or other business entity controlled by, controlling, or under common control with LICENSEE during the term of this Agreement. For this purpose, "control" means direct or indirect beneficial ownership:

    (a)
    of at least fifty percent (50%) of the voting stock; or

    (b)
    of at least fifty percent (50%) interest in the income of such corporation or other business.

        2.7   "Net Sales" means the gross invoice price generated by sale or use, including provision of service involving the use, of the Licensed Product(s) in the form in which it is sold or used, less the following items:

    (a)
    Import, export, excise, value added and sales taxes, plus custom duties;

    (b)
    Costs of insurance, packing and transportation from the place of manufacture to the customer's premises or point of installation;

    (c)
    Normal and customary quantity and cash discounts; and

    (d)
    Credit for returns, allowances, or trades actually given.

        For Licensed Products sold or otherwise provided in combination with other products or services, or provided in other than a sale transaction, Net Sales shall be based on the quantity of products or services provided times the price for a similar product or service when sold or otherwise provided separately by LICENSEE in an arms-length transaction in similar quantities.

        2.8   "Regulatory Approval" means any approval or clearance by any governmental agency or agencies having authority to regulate the use or sale of any Licensed Product(s) in the pertinent jurisdiction or territory.

        2.9   "Technical Information" means the information in Licensed Application(s) and Licensed Patents as well as any technical data and material necessary to enable LICENSOR to make, have made, use, sell, have sold, offer for sale, import, and otherwise obtain or provide Licensed Product or technical data or material provided to LICENSEE by LICENSOR or its employees or contractors including, without limitation, any biochemical, preclinical, clinical, manufacturing, formulation, and scientific research information of a confidential nature whether patentable or unpatentable, relating to, but limited to the general subject matter described or claimed in, the Licensed Application(s) and/or Licensed Patent(s).

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        2.10 "Technology" means the technology described in the patents and applications identified in Section 1.2.

        2.11 "Verifiable Research Costs" means any costs of research and development of Licensed Product, but excluding costs that are paid for or reimbursed by research grants, contracts with third parties, or other non-contractual agreements.

        2.12 "LICENSOR(S)" means the Arizona Board of Regents on behalf of the University of Arizona, which represents the University of Pittsburgh of the Commonwealth System of Higher Education and The Burnham Institute as set forth in Sec. 1.1 above.

3. GRANT

        3.1   LICENSOR hereby grants under LICENSOR's valuable intangible property rights and subject to the terms of this Agreement, and LICENSEE hereby accepts, an Exclusive worldwide license to make, have made, use, sell, have sold, offer for sale, import, and otherwise obtain or provide Licensed Product(s) and a non-exclusive worldwide license to use Technical Information. For the avoidance of doubt, nothing in the preceding grant shall be interpreted as limiting retained rights of the University of Arizona, the University of Pittsburgh of the Commonwealth System of Higher Education or The Burnham Institute to use Licensed Patents for educational and research purposes.

        3.2   LICENSOR grants LICENSEE the right to grant sublicenses to third parties, so long as the grant to any sublicensee is within the scope of the grant of Article 3.1 to LICENSEE and as long as LICENSEE possesses an Exclusive License under this Agreement. Any and all sublicense agreements granted by LICENSEE shall also include all of the rights and obligations due under this Agreement by LICENSEE to LICENSOR and, if applicable, the United States government. These rights due LICENSOR in all sublicenses include, but are not limited to, the right of LICENSOR to receive all royalties and fees under Articles 4 and 5.

        LICENSEE shall notify the LICENSOR of each sublicense granted hereunder and provide LICENSOR with a copy of each sublicense. LICENSEE shall collect and pay all fees and royalties due LICENSOR and guarantee all such payments due from sublicensees. LICENSEE shall require sublicensees to provide payments with royalty reports, and LICENSEE shall collect and summarize for LICENSOR all such reports due from sublicensees. LICENSEE shall monitor sublicensees and assure license terms are met and product quality is equal to or greater than that required by this Agreement. Upon termination of this Agreement for any reason, LICENSOR, at its sole discretion, shall determine whether any or all sublicenses shall be canceled or assigned to LICENSOR.

4. FEES, ROYALTIES, PAYMENTS AND MILESTONES

        4.1   LICENSEE agrees to pay an upfront License Fee of [+] One half of the payment is due within fourteen (14) days of the Effective Date; the balance is due six (6) months after the Effective Date.

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        4.2   LICENSEE agrees to cover the costs incurred in connection with the preparation, filing and prosecution of the Licensed Applications and the maintenance of Licensed Patents. After the effective date, and during the term of this Agreement, LICENSEE agrees to assume responsibility for future patent prosecution and maintenance costs as provided in the following Article 7.1.

        4.3   LICENSEE shall pay to LICENSOR milestone royalties relating to Regulatory Approval for Licensed Product as follows:

    (1)
    [+]

    (2)
    [+]

    (3)
    [+]

    (4)
    [+]

        LICENSEE may investigate more than one Licensed Product through Phase II tests without paying more than one set of milestone royalties. If LICENSEE should choose to submit multiple NDAs covering the same Licensed Product or an NDA covering more than one Licensed Product, then the milestone royalties relating to additional Licensed Products are as set forth in 4.2 (3) and (4) above being reduced by [+] of the first amount due. If, after obtaining Regulatory Approval for an NDA or its equivalent, LICENSEE attempts to develop additional Licensed Products, milestone royalties relating to such products will be reduced by [+].

        4.4   In addition, LICENSEE shall pay LICENSOR earned royalties on Net Sales of Licensed Product sold directly by LICENSEE in the country in which the Licensed Product is made, used or sold. [+]

        4.5   LICENSEE shall pay to LICENSOR [+].

        4.6   The royalty on sales in currencies other than U.S. Dollars shall be calculated using the appropriate foreign exchange rate for such currency quoted by the Wall Street Journal, on the close of business on the last banking day of each calendar quarter. Royalty payments to LICENSOR shall be in U.S. Dollars.

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5. REPORTS, PAYMENTS AND ACCOUNTING

        5.1    Quarterly Royalty Payment and Report.    LICENSEE shall make written reports and royalty payments to LICENSOR within ninety (90) days after the end of each calendar quarter following the First Commercial Sale ("Quarterly Report"). This Quarterly Report shall state the number, description, and aggregate Net Sales of Licensed Product(s) during such completed calendar quarter, and resulting calculation of earned royalty payment due the LICENSOR for such completed calendar quarter. Concurrent with the making of each such report, LICENSEE shall include payment due LICENSOR of royalties for the calendar quarter covered by such report.

        All Payments pursuant to the License shall be made and sent to the following address:

    Director
    Office of Technology Transfer
    The University of Arizona
    P.O. Box 210158
    Tucson, AZ 85721-0158

        5.2    Annual Progress Reports.    LICENSEE shall provide to LICENSOR annual written progress reports with the first Quarterly Report for each calendar year after the Effective Date of this agreement. The reports shall include sufficient detail to allow LICENSOR to determine progress on research and development, manufacturing, sublicensing, marketing and sales during the previous twelve (12) months as well as plans for the coming year.

        5.3    Accounting.    LICENSEE agrees to keep records for a period of seven (7) years showing the manufacturing, sales, use, and other disposition of products sold or otherwise disposed of under the license herein granted in sufficient detail to enable the royalties payable hereunder by LICENSEE to be determined, and further agrees to permit its books and records to be examined from time to time by a certified public accountant of a nationally recognized accounting firm (the "Auditor"), who is selected and paid for by LICENSOR, but no more than once per calendar year to the extent necessary to verify reports provided for in Paragraph 5.1. The information obtained shall be treated as a Confidential Item pursuant to Article 9.

        5.4   If the Auditor determines that LICENSEE has, for any reason, failed to pay the full royalties as due under this Agreement, the Auditor shall inform LICENSOR and LICENSEE. LICENSEE shall immediately upon notice thereof pay to LICENSOR any owed royalties plus interest at the rate of [+] per annum above the average prime rate for that calendar year, compounded daily, calculated from the date upon which such royalties should have been paid to the date of actual payment of LICENSOR. If the Auditor determines that LICENSEE has overpaid royalties due under this Agreement, such overpayments shall be credited against future royalties due LICENSOR. In the event that underpayments of royalties due exceed [+] then the cost of the next two examinations of LICENSEE's books and records shall be borne by LICENSEE.

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6. REPRESENTATIONS

        6.1   LICENSOR represents that it has the right to grant LICENSEE the license granted herein and that it has not granted any license to the Licensed Patents or Licensed Applications or any rights in any Licensed Product(s) to any third party, except for United States government rights which may have been required by law.

        6.2   LICENSOR represents that, to LICENSOR's knowledge, information and belief at the time of execution of this Agreement:

    (a)
    there are no other patents, applications, or invention disclosures naming one or more of the inventors of Licensed Applications or Licensed Patents owned or assigned to LICENSOR which dominate or are dominated by the claimed subject matter of Licensed Patents; and

    (b)
    other than the LICENSOR, there are no co-owners of the Licensed Applications and Licensed Patents, except as set forth herein.

        6.3   LICENSEE represents to LICENSOR that LICENSEE shall diligently perform all of its obligations under the Agreement.

        6.4   EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, LICENSOR MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF PATENTED RIGHTS CLAIMS, ISSUED OR PENDING.

        6.5   EXCEPT FOR ITS OBLIGATIONS OF COOPERATION AS SET FORTH IN SECTION 8 HEREOF, NOTHING IN THIS AGREEMENT, EITHER EXPRESS OR IMPLIED, OBLIGATES LICENSOR EITHER TO BRING OR PROSECUTE ACTIONS OR SUITS AGAINST THIRD PARTIES FOR PATENT INFRINGEMENT OR TO FURNISH ANY KNOW-HOW OR TRADE SECRETS NOT PROVIDED IN LICENSOR'S PATENT RIGHTS.

        6.6   IN NO EVENT SHALL LICENSOR BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE EXERCISE OF THIS LICENSE OR THE USE OF THE TECHNICAL INFORMATION OR LICENSED PRODUCTS.

        6.7   NO WARRANTY OR REPRESENTATION IS MADE THAT ANYTHING MADE, USED, OR SOLD UNDER THE TERMS OF THIS AGREEMENT WILL BE FREE FROM INFRINGEMENT OF ANY THIRD PARTY PATENTS.

        6.8   THIS AGREEMENT DOES NOT CONFER BY IMPLICATION, ESTOPPEL, OR OTHERWISE ANY LICENSE OR RIGHTS TO ANY OTHER PATENT OF LICENSOR OTHER THAN PATENT RIGHTS AS EXPRESSLY STATED HEREIN, REGARDLESS OF WHETHER SUCH PATENTS ARE DOMINANT OR SUBORDINATE TO PATENT RIGHTS.

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7. PROSECUTION OF LICENSED PATENTS

          7.1.1 LICENSEE agrees to accept liaison and financial responsibilities, as hereinafter set forth, for the prosecution, by a patent lawyer in independent practice, who shall be nominated by LICENSEE and approved by LICENSOR, of the Licensed Applications listed in Section 1.2, and additional applications as the parties may subsequently agree. Said financial responsibilities shall not only include the costs of prosecution but also the payment of maintenance fees, where required, to maintain said patent applications and patents, if issued, in force and effect for as long as possible. It is further agreed that the patent lawyer selected and paid by LICENSEE and approved by LICENSOR shall be required, if so desired by LICENSOR, to keep LICENSOR informed of all steps in the prosecution and maintenance of said Licensed Applications and Licensed Patents. Notice of prosecution and maintenance of said Licensed Applications and Licensed Patents shall be sent by express courier delivery to:

    Internal IP Counsel
    Office of Technology Transfer
    The University of Arizona
    888 N. Euclid Avenue, Room 204
    Tucson, AZ 85721-0158

        If, for any reason, prosecution or maintenance of a particular patent application or patent in a particular country is to be abandoned by LICENSEE, LICENSOR will be notified in sufficient time to assume prosecution should LICENSOR desire to do so. LICENSEE shall bear all cost to maintain the patent prosecution until such time that LICENSOR can assume patent prosecution. LICENSEE, by abandonment of any particular patent application or patent, terminates its rights under Article 3 in said patent application or patent and said patent application or patent shall no longer be considered part of Licensed Applications or Licensed Patents for purposes of this Agreement or any sublicense derived herefrom.

        Within two (2) weeks of notification to LICENSOR by LICENSEE, LICENSEE or its current patent counsel will furnish complete file histories and a summary of current actions required of all of the patent applications constituting said Licensed Applications to the patent lawyer nominated by LICENSOR to continue prosecution of patents abandoned by LICENSEE.

        7.2   LICENSOR shall have the right at any time, by notice in writing and sent to LICENSEE by registered mail, to assume and continue at its own expense, direction of the prosecution of any of said Licensed Applications. Upon receipt by LICENSEE of any such notice from LICENSOR, LICENSEE and the patent lawyer nominated in accordance herewith shall provide in two (2) weeks from the time of notice an executed power of attorney and the file history of the patent application constituting said Licensed Applications to which notice is directed. Upon receipt of this documentation, LICENSEE and the patent attorney nominated by LICENSEE shall be

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relieved of all future responsibilities to prosecute the Licensed Applications to which the notice is directed. In which event, LICENSOR agrees to use its good faith efforts to apply for, seek prompt issuance of, and maintain during the term of this Agreement, Licensed Patents to the extent necessary to cover both broadly and specifically Licensed Products. LICENSEE shall have reasonable opportunity to advise LICENSOR and shall cooperate with LICENSOR in such filing, prosecution and maintenance. LICENSOR shall use its good faith efforts to furnish LICENSEE with copies of any patent application sufficiently in advance of its anticipated filing date to give LICENSEE a reasonable opportunity to review and comment thereon. In this event, LICENSOR also agrees to furnish LICENSEE with copies of all substantive communications to and from U.S. and foreign patent offices regarding Licensed Applications and in good faith shall consider the reasonable comments of LICENSEE regarding all communications and filings to and from the respective patent office.

    7.3
    [+]

8. INFRINGEMENT

        8.1   LICENSOR and LICENSEE shall promptly give notice to the other in writing of any alleged infringement of Licensed Patents and of any other legal action undertaken by either party with respect to the defense or enforcement of Licensed Patents. The parties shall thereupon confer as to what steps are to be taken to stop or prevent such infringement.

        8.2   LICENSEE shall have the first right to defend or enforce Licensed Patents against any infringer at LICENSEE's cost and expense including by bringing any legal action for infringement or defending any counterclaim of invalidity or action of a third party for declaratory judgment of non-infringement, which LICENSEE, in its sole discretion, decides is reasonable and necessary for it to undertake. LICENSEE shall bring or defend or may settle any such actions solely at its own discretion and expense and through counsel of its selection. LICENSEE will be entitled to retain any settlement or damage award received except as provided for in Article 8.4; provided, however, that each LICENSOR shall be entitled in each instance to participate through counsel of its own selection and its own expense and share in any damage award or settlement as mutually agreed upon in writing by the parties prior to such participation. LICENSEE shall not join LICENSOR as a party-plaintiff in any suit which LICENSEE may institute unless necessary for the maintenance of said suit, and then only with the prior knowledge and written consent of LICENSOR, which consent shall not be unreasonably withheld. In such event that LICENSOR is an unwilling participant in any suit which LICENSEE may institute, LICENSOR shall not be chargeable for any costs or expenses and those costs and expenses shall be borne by LICENSEE. LICENSOR shall execute all documents necessary for the prosecution of any infringement suit brought by LICENSEE and provide other such support as LICENSEE may require including having its employees testify when requested and make available relevant records, papers, information, samples, specimens and the like, all however at the expense, with respect to travel and the like, of LICENSEE.

        8.3   LICENSOR shall have the right to defend or enforce the Licensed Patents against infringement in the event that LICENSEE declines to exercise its rights to defend or enforce Licensed Patents under Article 8.2 and shall have sole discretion to file and prosecute, defend or

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settle such infringement and declaratory judgment action at its own expense through counsel of its own selection and will be entitled to retain any settlement or damage award received; provided, however, that LICENSEE shall be entitled in each instance to participate through counsel of its own selection and at its own expense. LICENSEE shall have no responsibility or financial obligation with respect to any such infringement action except to provide reasonable assistance to LICENSOR as requested and LICENSOR shall reimburse LICENSEE for LICENSEE's out-of-pocket expenses in connection with any such assistance. LICENSEE shall execute all documents necessary for the prosecution of any infringement suit brought by LICENSOR and provide other such support as LICENSOR may require, including having its employees testify when requested and make available relevant records, papers, information, samples, specimens and the like, all however at the expense, with respect to travel and the like, of LICENSOR.

        8.4   LICENSOR shall be entitled to the percentage of any recovery obtained in any infringement suit brought by LICENSEE equal to the amount to which LICENSOR would be entitled under the sublicensee royalty provision of this Agreement had said recovery been paid to LICENSEE as sublicense royalties by the defendant in said infringement suit. LICENSEE may deduct its reasonable direct costs and attorneys' fees paid to third parties incurred in prosecuting such suit; to the extent such costs and fees are not otherwise recovered, prior to calculating the share owing to LICENSOR pursuant to this provision.

        8.5   Should LICENSEE commence a suit under the provisions of Paragraphs 8.2 and thereafter elect to abandon the same, it shall give timely notice to LICENSOR, which may, if it so desires, continue prosecution of such suit under Article 8.3.

        8.6   During the period of this Agreement, if LICENSOR's actions under Article 8.3 require a sublicense to an infringer, LICENSEE shall grant such a sublicense to said infringer in accordance with the terms and conditions herein and the terms and conditions of any settlement or other judgment effected by LICENSOR. LICENSEE shall receive such royalties under any such sublicense and LICENSOR shall be entitled to royalties therefrom as specified in Paragraph 4.3.

9. PUBLICITY AND CONFIDENTIALITY

        9.1   Neither party shall use the name of the other in any form of advertising or promotion without the prior written approval of the other, except to announce this Agreement.

        9.2    Confidential Items.    Confidential Items shall mean any proprietary information or materials belonging to the disclosing party, in writing, clearly marked CONFIDENTIAL (whether or not patentable) including, but not limited to, patent filings; descriptions of formulations, techniques, know-how, methodology; data, reports, information regarding sources of supply or patent positioning; consultant(s)'s reports and business plans, including any negative developments, which are communicated to, learned by, or otherwise acquired by the party receiving such information or materials during or in the course of this Agreement; and further including information concerning the existence, scope or activities of any research and development project of the disclosing party.

        9.3   Each party shall hold in confidence for a period of five (5) years, and shall not disclose to any person outside its respective organization, any Confidential Items disclosed to it by

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the other party to this Agreement. The party receiving such Confidential Items shall use such Confidential Items only for the limited purpose for which it was disclosed and shall not exploit such Confidential Items for its own benefit or the benefit of another without the prior written consent of the disclosing party. Each party shall disclose Confidential Items of the other party under this Agreement only to persons within its organization and to consultants who have a need to know such Confidential Items in the course of the performance of their duties and who are bound to protect the confidentiality of such Confidential Items.

        9.4   The confidentiality and non-use obligations of the receiving party shall not apply to any Confidential Item(s) which is received by one party from the other party and which:

            (i)  is disclosed in a printed publication available to the public, is described in an issued patent anywhere in the world, is otherwise in the public domain at the time of disclosure, or becomes publicly known through no breach of this Agreement by the receiving party;

           (ii)  becomes known to the receiving party through disclosure by sources other than the disclosing party having the right to disclose such Confidential Items;

          (iii)  is disclosed pursuant to the requirements of a governmental agency or any law requiring disclosure thereof, provided that the disclosing party is provided with prior written notice of any such disclosure;

          (iv)  is generally disclosed to third parties by the disclosing party without similar restrictions on such third parties;

           (v)  is approved for release by written authorization of an officer of the disclosing party;

          (vi)  is already known by the receiving party as evidenced by its prior written records; or

         (vii)  is developed by receiving party independently of and without reference to Confidential Items received from disclosing party as evidenced by written record.

provided, however, that a breach of the foregoing obligations shall not be absolved by the subsequent occurrence of any of the above exceptions.

10. PUBLICATION

        10.1 Subject to all other terms of this Agreement, including those concerning confidentiality, investigators at the University of Arizona, the University of Pittsburgh of the Commonwealth System of Higher Education and The Burnham Institute have the right to publish or otherwise publicly disclose information. However, the aforementioned investigators will provide LICENSEE with copies of articles reporting on research involving the Licensed Patents as soon as practicable but in no event later than simultaneously with their submission for publication to a peer-reviewed publication and will timely provide an outline of any other public disclosure in order to provide LICENSEE an opportunity to determine if LICENSEE Confidential Items will be disclosed.

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11. DUE DILIGENCE

        11.1 LICENSEE shall use good faith efforts to develop, obtain clinical approval for, manufacture, market and promote Licensed Products.

        [+]

12. TERM AND TERMINATION

        12.1    Term of License.

          (a)   The Term of this Agreement shall be for a period beginning with the Effective Date and extending until the last to expire valid claim of a Licensed Patent, unless sooner terminated as herein provided. Surviving any termination are: (a) LICENSEE's obligation to pay royalties accrued or accruable for sell-off of inventory pursuant to Paragraph 12.1(d); and (b) any cause of action or claim of LICENSEE or LICENSOR, accrued or to accrue, because of any breach or default by the other party.

          (b)   Subject to the provisions of Section 11.3 hereof, which describes the only method by which LICENSOR shall be entitled to terminate this Agreement on the basis of failure to use appropriate diligence, upon any material breach or default under this Agreement by LICENSEE, LICENSOR may give written notice thereof to LICENSEE, and LICENSEE shall have sixty (60) days thereafter to cure such breach or default. If such breach or default is not so cured, LICENSOR may then in its sole discretion and option (a) terminate this Agreement and the licenses granted herein or (b) seek such other relief as may be provided by law in such circumstances by giving written notice thereof to LICENSEE. Repetitive breaching of this Agreement by LICENSEE also shall be considered a material breach of this Agreement for which LICENSOR may declare, at its sole discretion, that either no cure possible and terminate this Agreement and the licenses granted herein or seek an amendment to this Agreement as a requirement for any cure of the repetitive breaching.

          (c)   LICENSEE shall have the right to terminate this Agreement at any time upon ninety (90) days written notice to LICENSOR and payment of all amounts due LICENSOR through the effective date of termination.

          (d)   Upon termination of this Agreement under any provision, all further obligations of the parties under this Agreement shall terminate without further liability of any party to another; provided, however, that the publicity and confidentiality obligations of the parties contained in Article 9 hereof, shall survive any such termination for the periods set forth therein. Termination shall not relieve any party of any obligation occurring prior to such termination, of any liability for a breach of, or for any misrepresentation under this Agreement or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation, provided, however, that neither party shall be liable for consequential, punitive or special damages including without limitation, lost profits. Except for legal actions that may prohibit such activity, LICENSEE and any sublicensee thereof may, for six months after the effective date of such termination, sell all Licensed Products, and complete Licensed Products in the process of manufacture and fulfill all orders for Licensed Products at the time of such termination and sell the same, provided that LICENSEE shall pay to LICENSOR the

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  royalties thereon as required by Article 4 of this Agreement and shall submit the reports required by Article 5 hereof on the sales of such Licensed Products.

          (e)   In the event of termination of this Agreement for any reason, any and all rights granted LICENSEE hereunder, including any rights granted by LICENSEE to any sublicensee, shall cease and terminate, and all such rights shall revert to LICENSOR. LICENSEE shall diligently thereafter return to LICENSOR, or to LICENSOR's designated attorneys, any files or other documents in its possession or in the possession of its attorneys, agents or sublicensees, relating to pending or issued Licensed Patent(s), except that one copy of each such document may be retained by LICENSEE's attorney for the purpose of ensuring compliance hereunder. LICENSEE shall also execute any and all documents necessary to return control of said Licensed Patent(s) until such time as control has properly been transferred to LICENSOR. Further, LICENSEE shall immediately return to LICENSOR all research data, biological and other material (including but not limited to licensed cell lines), prototypes, process information, clinical data and the like of LICENSOR in its possession or in the possession of its sublicensees.

13. ASSIGNMENT

        13.1 This Agreement shall not be assignable by either party without the prior written consent of the other party, such consent not to be unreasonably withheld. Notwithstanding however, LICENSEE may assign this Agreement to an entity, which acquires all or substantially all of the assets to which this Agreement pertains without the prior consent of LICENSOR. [+]

14. INDEMNIFICATION

        14.1 LICENSEE agrees that during the term of this Agreement and thereafter, it will indemnify, defend and hold the University of Arizona, the University of Pittsburgh of the Commonwealth System of Higher Education, and the Burnham Institute, and their trustees, officers, employees and affiliates, harmless against all claims and expenses, including legal expenses and attorneys' fees, arising out of the death of or injury to any person or persons, or out of any damage to property, and against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the production, manufacture, sales, use, consumption, disposal or advertisement of Licensed Products by LICENSEE.

        14.2 LICENSEE, at its sole cost and expense, shall insure its activities in connection with the work under this Agreement and obtain, keep in force, and maintain insurance as follows, or an equivalent program of self insurance:

          (a)   Comprehensive or commercial general liability insurance (contractual liability included) with its minimum limits as follows:

      Each Occurrence $1,000,000
      Products/Completed Operations Aggregate $5,000,000
      Personal and Advertising Injury $1,000,000
      General Aggregate (commercial form only) $5,000,000

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          (b)   The coverage and limits specified above do not in any way limit the liability of the LICENSEE under this Agreement. The LICENSEE shall furnish LICENSOR with certificates of insurance showing compliance with all requirements. Such certificates must:

    Provide for thirty (30) day advance written notice to LICENSOR of any modification.

    Indicate that LICENSOR has been endorsed as an additional Insured under the coverage specified above.

    Include a provision that the coverage will be primary and will not relate to nor will be excess over any valid and collectable insurance or program of self-insurance carried or maintained by LICENSOR.

        14.3 LICENSOR shall notify LICENSEE in writing of any claim or suit brought against LICENSOR in respect of which LICENSOR intends to invoke the provisions of this Article. LICENSEE shall keep LICENSOR informed on a current basis of its defense of any claims under this Article.

15. NOTICES

        15.1 All notices under this Agreement not otherwise set forth for specific delivery shall be deemed to have been fully given when done in writing and deposited in the United States mail, registered, certified or express, and addressed, or when actually received, as follows:

TO LICENSOR:	Director Office of Technology Transfer The University of Arizona 888 N. Euclid Ave., Suite 204 Tucson, AZ 85721-0158
TO LICENSEE:	Dr. Lynn Kirkpatrick CEO ProlX Pharmaceuticals Corporation 221 E. 6th Street Tucson, AZ 85705

        Either party may change its address upon notice to the other party as provided herein.

16. GENERAL PROVISIONS

        16.1    Equal Opportunity.    The parties agree to be bound by applicable state and federal rules governing equal employment opportunity and nondiscrimination.

        16.2    State Funding.    The parties recognize that the performance of the LICENSOR may be dependent upon the appropriation of funds by the Arizona State Legislature. Should the Legislature

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of Arizona fail to appropriate the necessary funds, LICENSOR may cancel this Agreement without further duty or obligation. The LICENSOR agrees to notify the LICENSEE as soon as reasonably possible after the unavailability of said funds comes to the LICENSOR's attention.

        16.3    Arbitration.    The parties agree that should a dispute arise between them, in any manner, concerning this Agreement, and said dispute involves the sum of Thirty Thousand Dollars ($30,000) or less in money damages only, exclusive of interest or cost of attorney's fees, the parties will submit the matter to binding arbitration pursuant to the Arizona Supreme Court Rules for Compulsory Arbitration and the decision of the arbitrator(s) shall be final and binding upon the parties.

        16.4    Conflict of Interest.    This Agreement is subject to the provisions of A.R.S. § 38-511(E) and conflict of interest laws of the State of Arizona. Either party may cancel this Agreement by written notice to other party if any person substantially involved in obtaining, drafting, or procuring this Agreement for or on behalf of a party becomes an employee or consultant in any capacity of the other party.

        16.5    Waiver.    None of the terms, covenants and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.

        16.6    Severability.    The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity and enforceability of the other provisions hereof.

        16.7    Headings.    The description headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

        16.8    Execution in Counterpart.    This Agreement may be executed in any number of counterparts, each of whom shall be deemed an original.

        16.9    Entire Agreement.    This writing constitutes the entire agreement of the parties and there are no promises, understandings or agreements of any kind pertaining to this Agreement other than those written in this Agreement. This Agreement supercedes all previous Agreements in this matter.

        16.10    Governing Law.    This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Arizona exclusive of choice of law rules.

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        IN WITNESS WHEREOF, the parties thereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

ARIZONA BOARD OF REGENTS On behalf of THE UNIVERSITY OF ARIZONA		PROLX PHARMACEUTICALS

By:	/s/ Patrick L. Jones	By:	/s/ D. Lynn Kirkpatrick
Name:	Patrick L. Jones, Ph.D., M.B.A.	Name:	D. Lynn Kirkpatrick, Ph.D.
Title:	Director, Office of Technology Transfer	Title:	CEO
Date:	7/23/04	Date:	7/29/04

University of Arizona Inventor Acknowledgement of Terms and Conditions

/s/ Garth Powis Garth Powis, Ph.D.	Date:	05/21/05

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EXCLUSIVE LICENSE AGREEMENT BETWEEN THE UNIVERSITY OF ARIZONA AND PROLX PHARMACEUTICALS CORPORATION
1. BACKGROUND
2. DEFINITIONS
3. GRANT
4. FEES, ROYALTIES, PAYMENTS AND MILESTONES
5. REPORTS, PAYMENTS AND ACCOUNTING
6. REPRESENTATIONS
7. PROSECUTION OF LICENSED PATENTS
8. INFRINGEMENT
9. PUBLICITY AND CONFIDENTIALITY
10. PUBLICATION
11. DUE DILIGENCE
12. TERM AND TERMINATION
13. ASSIGNMENT
14. INDEMNIFICATION
15. NOTICES
16. GENERAL PROVISIONS